Exhibit 3(i)

AMENDED AND RESTATED

CERTIFICATE of incorporation

 of

drywave technologies, Inc.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State Of Delaware)

Drywave Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.          That the name of this corporation is Drywave Technologies, Inc., and that this corporation was originally incorporated pursuant to the DGCL on June 25, 2013.

2.          That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation (as amended, the “Certificate of Incorporation”), declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

3.          This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of this corporation in its entirety to read as follows:

FIRST: The name of this corporation is Bionik Laboratories Corp. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 New Castle County. The name of the registered agent of the Corporation at such address is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 New Castle County.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 150,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Preferred Stock may be issued from time to time in one or more series and/or classes (“Series”). The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in Series and, by filing a certificate pursuant to the DGCL (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to established from time to time one or more Series, by fixing and determining the number of shares to be included in each such Series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each Series is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)          the designation of such Series, which may be by distinguishing number, letter or title;

(ii)         the number of shares of the Series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)        the amounts payable on, and the preferences, if any, of shares of the Series in respect of dividends payable and any other class or classes of capital stock of the Company, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)        dates on which dividends, if any, shall be payable;

(v)         whether the shares of such Series shall be subject to redemption by the Company, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the Series;

(vi)        the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Series;

(vii)       the amounts payable on and the preferences, if any, of shares of the Series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(viii)      whether the shares of the Series shall be convertible into or exchangeable for shares of any other Series, or any other security, of the Company or any other corporation, and, if so, the specification of such other Series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)         restrictions on the issuance of shares of the same Series or of any other Series; and

(x)          whether the holders of the shares of such Series shall be entitled to vote, as a Series or otherwise, on any and all matters of the Company to which holders of Common Stock are entitled to vote.

The Common Stock shall be subject to the express terms of the Preferred Stock and any Series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters presented to the stockholders.

FIFTH: Subject to the remainder of this Article FIFTH, effective on February 13, 2015 (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every one share of Common Stock issued and outstanding immediately prior to the Effective Time will be converted into 0.831105 share of Common Stock. As of the Effective Time, the shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be automatically and without any action on the part of the holder thereof reclassified as and converted into that number of shares of Common Stock obtained by multiplying the shares of Common Stock by .831105 (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

SIXTH: Unless and except to the extent that the bylaws of the Corporation (the “Bylaws”) shall so require, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SEVENTH:

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

(d) The indemnification and other rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article SEVENTH and applicable law, including the DGCL.

(e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (e) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(f) Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article SEVENTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

NINTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the Bylaws, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

TENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

4.          That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5.          That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

6.          That this Amended and Restated Certificate of Incorporation shall be effective as of February 13, 2015.

[Signature page to follow]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 10th day of February, 2015.

DRYWAVE TECHNOLOGIES, INC.

By:	/s/ Austin Kibler
Name:	Austin Kibler
Title:	Chief Executive Officer